PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND SALE AGREEMENT, made and effective as of the later date on which the Buyer or Seller execute this Agreement as indicated by the dates of their respective signatures as shown on the execution page hereof (the "Effective Date"), between FAMILY STEAK HOUSES OF FLORIDA, INC., ("Buyer"), and WYMAN B. ATKINS and ROBERT L. EDENS, JR., and /or any entity in which either or both of them own a majority interest, ("Seller").

                              W I T N E S S E T H:

     Seller is the owner of certain real property in Volusia County, Florida. Buyer desires to purchase and Seller is willing to sell such property, subject to the terms of this Purchase and Sale Agreement.

     IT IS THEREFORE AGREED between the parties as follows:

     1.   DEFINITIONS.

     The following terms shall have the following meanings:

          (a) "Brokers" shall mean THE STZ COMPANY, whose address is 405 Lancaster Avenue, P. O. Box 100, Greer, South Carolina 29652 and BAUMGARTNER and BENNETT REALTY, whose address is 101 North Woodland Boulevard, Suite 600, Deland, Florida 32720;

          (b) "Buyer's Notice Address" shall mean 2113 Florida Boulevard, Neptune Beach, Florida 32266, with a copy to J. Michael Hughes, Hughes & Lane, P. A. 4190 Belfort Road, Suite 351, Jacksonville, Florida 32216;

          (c) "Closing Date" shall mean the date provided for in paragraph 9 hereof;

          (d) "Deposit" shall mean the sum of FIFTY-NINE THOUSAND and NO/100 DOLLARS ($59,000.00), to be deposited pursuant to paragraph 3 hereof and any further deposits to be made hereunder;

          (e) "Escrow Agent" shall mean Hughes & Lane, P. A. 4190 Belfort Road, Suite 351, Jacksonville, Florida 32216;

          (f) "Inspection Period" shall mean the period of time set forth in paragraph 5 during which Buyer may inspect the Property;

          (g) "Property" shall mean that parcel of land located on International Speedway Boulevard, in Deland, Florida, with at least 279 feet of frontage on said road, containing approximately ninety thousand four hundred (90,400) square feet or two and one-tenth (2.1) acres as shown on the site plan attached hereto as Exhibit A;

          (i) "Purchase Price" shall mean FIVE HUNDRED NINETY THOUSAND and NO/100 DOLLARS ($590,000.00);

          (j) "Seller's Notice Address" shall mean ROBERT L. EDENS, JR., 1420 North Atlantic Boulevard, Unit 801, Daytona Beach, Florida 32118.

     2. SALE OF PROPERTY.

         Seller agrees to sell and convey and Buyer agrees to purchase the Property upon payment of the Purchase Price, subject to the terms and conditions of this Agreement.

     3.   EARNEST MONEY DEPOSIT.

     Upon the execution hereof, Buyer shall deposit with Escrow Agent the Deposit to be held by Escrow Agent subject to the terms of this Agreement. The Deposit shall be held in an insured money market account and interest on the Deposit will accrue to Buyer. Upon receipt of the initial Deposit and any further deposits made hereunder, Escrow Agent shall acknowledge receipt of same to the parties and thereafter the Deposit shall be held in escrow in accordance with the terms of this Agreement.



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     4.   PAYMENT OF PURCHASE PRICE.

     The Purchase Price shall be payable as follows:

          (a) The Deposit shall be credited against the Purchase Price.

          (b) The balance of the Purchase Price, as adjusted for any prorations under paragraph 6, shall be paid by cash or cashier's check at Closing.

     5.   INSPECTION PERIOD.

     Seller shall deliver and make available to Buyer without cost to Buyer, promptly after the execution hereof, copies of all studies, surveys, analyses, environmental audits and studies, easements, restrictions, agreements, soil tests, signage agreements, leases and other information and data in Seller's files pertaining to the condition, use, occupancy and characteristics of the Property. In addition, Buyer may undertake its own analysis and evaluation of the Property and may make such physical inspection of the Property and conduct such engineering, soil testing, market, feasibility, and utility availability studies, analyses and evaluations as deemed necessary or desirable by Buyer, including, but not limited to, satisfaction of the following conditions:

          (a) All governmental agencies having jurisdiction over the Property have approved and issued all permits for the construction thereon of a Ryan's Family Steak House in accordance with plans, specifications and costs acceptable to Buyer and in a location on the Property acceptable to Buyer or proof shall be furnished to Buyer that such approvals are readily obtainable at a cost and within a time-frame acceptable to Buyer in its sole discretion;

          (b) All utilities, including electricity, water and sewer, shall be available for hookup and immediate use at the boundary of the Property and shall require no lift pumps or other unusual hookup expense to Buyer;

          (c) The Property shall be lawfully zoned and subdivided and have all vested rights necessary to permit the intended use by Buyer;

          (d) All covenants, easements, restrictions and matters of record, appearing on the plat or otherwise common to the Property shall not restrict or interfere with Buyer's intended use of the Property.

Seller shall give Buyer and its agents, employees, representatives and consultants full access to the Property and to its records for such purposes. If, at any time within a period of one hundred fifty (150) days (the "Inspection Period") after the Effective Date of this Agreement, Buyer, in its sole discretion, determines that it does not wish to proceed with the transactions contemplated by this Agreement, Buyer shall deliver written notice (the "Notice of Termination") thereof to Seller during the Inspection Period. The Deposit shall be returned to Buyer within ten (10) days after the delivery of the Notice of Termination, and, thereupon all rights of the parties hereunder shall terminate. If Buyer determines that it wishes to proceed with the transactions contemplated by this Agreement, it shall deliver written notice (the "Notice of Exercise") thereof to Seller during the Inspection Period. The failure to give Notice of Exercise during the Inspection Period shall be deemed conclusive evidence that Buyer does not wish to proceed with the transactions contemplated by this Agreement and thereupon Escrow Agent shall, within ten (10) days after the expiration of Inspection Period, return the Deposit to Buyer, and, thereupon all rights of the parties hereunder shall terminate. Buyer shall begin its analysis, evaluation and inspection of the Property as soon as possible after the Effective Date and shall proceed diligently and timely to determine if it will proceed with the transactions contemplated by this Agreement. At Seller's request, Buyer shall give Seller brief progress reports of Buyer's due diligence under this paragraph. Such requests may be made by telephone to L. E. Christman, Jr. or E. B. Alexander at 904-249- 4197. If the transactions contemplated by this Agreement are not closed, Buyer agrees to give to Seller all studies, analyses and evaluations obtained hereunder without charge to Seller.

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     6.   COSTS OF CLOSING AND PRORATIONS.

          (a) Seller shall pay for documentary stamps on the deed, premiums for the title insurance policy, costs of the survey, all costs required to deliver good and marketable title to the Property, all real estate agent or brokerage commissions and the costs and fees of its counsel. Buyer shall pay recording costs for the deed, all fees of its counsel and all costs of the evaluations, analyses and studies undertaken or conducted by Buyer pursuant to paragraph 5.

          (b) Taxes, assessments, utility charges and all other proratable items shall be prorated as of the Closing. If the amount of the current year's taxes are not available at Closing, such proration shall be based on the prior year's taxes (fully discounted) and such proration shall be adjusted upon receipt of current year's taxes. The cash payment at the Closing shall be increased or decreased as may be required by such prorations.

          (c) If this transaction does not close for any reason other than Seller's failure or inability to perform, Buyer shall pay for or reimburse Seller for the costs of the survey and title search required for issuance of the Commitment.

     7.   SURVEY.

     Seller shall use its best efforts to deliver to Buyer, within twenty (20) days after the Effective Date, a staked, on-the-ground current survey of the Property prepared by a licensed Florida surveyor in accordance with the minimum technical standards for land surveying in the State of Florida and which shall be certified to Buyer and the title insurer and shall show all visible or described easements, setback lines, utility facilities and means of ingress and egress to and from the Property to all public roads, and shall show no encroachments on the Property and no easements or any other condition which would interfere with or prevent Buyer's use of the Property. The survey shall contain a legal description of the Property, the area, boundaries and dimensions of the Property. If such survey reflects the existence of any encroachments on the Property or any improvements on the Property encroaching onto any adjoining property or any other matters which would restrict, limit, interfere with or prevent Buyer from using the Property for Buyer's intended purposes, or violate any restrictions or applicable governmental regulations, the same shall be treated as an unacceptable title exception.

     8.   TITLE COMMITMENT.

     Seller shall use its best efforts to deliver to Buyer, within twenty (20) days after the Effective Date, a commitment (the "Commitment") to issue an ALTA Owner's Title Insurance Policy Form B from a title insurance company acceptable to Buyer in the amount of the purchase price showing fee simple title to the Property to be vested in Seller, naming Buyer as the proposed insureds and being subject only to such exceptions as shall be acceptable to Buyer. The Commitment shall show that Seller is vested with good and marketable title to the Property free and clear of all liens and encumbrances. If the Commitment reveals exceptions unacceptable to Buyer, and if such exceptions are not approved by Buyer, then Buyer shall so notify Seller in writing within thirty (30) days after receipt of the Commitment, and Seller shall remove such unacceptable exceptions within ninety (90) days of receipt of Buyer's notice. If Seller fails to have the unacceptable exceptions removed, Buyer may terminate this Agreement and receive the Deposit or, at Buyer's election, may close notwithstanding the unacceptable exceptions, with an appropriate adjustment of the Purchase Price as to those exceptions than can be cured with the payment of money. If Seller is able to remove the unacceptable exceptions, the sale shall close in accordance with this Agreement on the latter of the Closing Date or ten (10) days after such exceptions have been removed.

     9.   CLOSING.

     The closing of the transaction contemplated by this Agreement shall be held on or before thirty (30) days after the Notice of

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Exercise at 11:00 A.M.  on such day at such time and place as the parties  shall agree. If the closing date falls on a Saturday, Sunday or legal holiday, it shall be held on the next following business day.

     10.  DOCUMENTS TO BE DELIVERED AT THE CLOSING.

          (a) Seller shall execute and deliver a general warranty deed conveying the Property to Buyer subject only to those exceptions as are acceptable to Buyer.

          (b)  Seller  and  Buyer  shall   execute  an   agreement   creating  a
     non-exclusive, perpetual easement for storm water retention in accordance with paragraph 11 of this Agreement.

          (c) Seller and Buyer shall execute an agreement whereby Buyer will agree to relocate one of its 30 foot driveway entrances in accordance with paragraph 12 of this Agreement.

          (d) If required by Buyer, Seller shall grant to Buyer an easement for ingress and egress and utilities over the private roadway shown as North Amelia Avenue on the site plan attached hereto as Exhibit A.

          (e) Seller shall deliver to the title company, if required by the title company, an Affidavit that there are no unfiled or unpaid construction or materialmen's liens against the Property as of the Closing.

          (f) All documents shall be delivered which are required by the Commitment as a condition to issuing a final policy of title insurance showing fee simple title to the Property to be vested in Buyer subject only to the exceptions acceptable to Buyer.

          (g) Buyer shall pay the balance of the Purchase Price.

          (h) Buyer and Seller shall each have received all surveys, binders, certificates, documents, instruments and other items called for by this Agreement.

          (i) Escrow Agent shall deliver the Deposit to Seller.

          (j) Seller shall deliver to Buyer, in a form acceptable to Buyer in Buyer's reasonable judgment, an affidavit made under penalty of perjury on behalf of Seller stating the United States Social Security Number for each individual who is referred to as Seller (and/or the United States Taxpayer Identification Number for any entity which is referred to as Seller), and stating further that none of these individuals (or entities) are non-resident aliens of the United States (nor foreign corporations) nor any person or entity for whom Buyer is required to withhold any sum from Seller under the United States Internal Revenue Code in connection with the sale contemplated by this Agreement. Notwithstanding any other provision herein, if Seller fails to deliver this affidavit, Buyer may elect to terminate this Agreement, with Buyer's full deposit to be returned, or Buyer may proceed to close this purchase but may withhold from the full Purchase Price all sums which would be required to be withheld by Buyer if Seller were a non-resident alien or foreign corporation under the United States Internal Revenue Code.

          (k) Buyer and Seller shall each execute and deliver such other and further documents and instruments as shall be reasonably required in the opinion of counsel for Seller and counsel for Buyer to consummate the transactions in accordance with the terms of this Agreement.

     11.  STORM WATER RETENTION AREA.

     The site plan attached hereto as Exhibit A refers to a "common detention area to be located no more than 100 feet from the NE corner of property." The Buyer and Seller wish to establish a storm water retention area for the benefit of Buyer and the Property in this general location. Buyer and Seller hereby agree to establish a storm water retention area on the following terms and conditions:

          (a) Buyer and Seller shall enter into a storm water retention easement agreement (the "SWR Easement") at Closing which will describe the storm water retention area by an adequate metes and bounds description;

          (b) The SWR Easement shall set forth the capacity and

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     specifications  for the  construction  of the storm water retention area in
     light  of  Buyer's   requirements  and  current   governmental  zoning  and
     permitting regulations;

          (c) Buyer shall pay for the initial costs of engineering, permitting and construction of the storm water retention area within the SWR Easement only to the extent required to provide for the needs and usage of Buyer and the Property;

          (d) Seller shall have the right to grant to future purchasers of Seller's adjacent lands the right to use the SWR Easement subject to covenants running with the land which will (i) obligate any future users of the SWR Easement to share on a pro-rata basis the Buyer's costs of maintenance and repair of the SWR Easement and the storm water retention area; (ii) provide that Buyer will pay only future costs directly related to Buyer's use of the SWR Easement and the storm water retention area and
     (iii) provide that any future use of the SWR Easement and the storm water retention area will not adversely affect Buyer's use thereof.

     12.  FUTURE ACCESS DRIVE.

     The site plan attached to this Agreement and designated as Exhibit A, depicts an area on the north property line as the "Future Access Drive." This is an area which Seller will be required to establish in order to obtain access to contiguous property owned by Seller. Further, said site plan depicts a 30 foot driveway entrance on the northwest property line off of North Amelia Avenue for Buyer's proposed business facility. The Seller has been advised by the local traffic engineering department that it may be necessary for the Buyer to relocate its northerly 30 foot driveway entrance from North Amelia Avenue to the Future Access Drive in order for the Seller to obtain the necessary approvals to establish said Future Access Drive. Buyer agrees to execute at closing a covenant which will obligate the Buyer and any successors in title to relocate its northerly 30 foot driveway entrance to the Future Access Drive and take any and all reasonable additional actions, including the execution of any and all documents reasonably necessary to establish said Future Access Drive for the benefit of the Seller and any successors in title to the Seller. The costs related to the closing of the existing entrance and the relocation to the Future Access Drive shall be borne by Seller.

     13.  BROKER'S COMMISSION.

     Buyer and Seller represent and warrant to each other that THE STZ COMPANY and BAUMGARTNER and BENNETT REALTY are the procuring brokers in connection with the transactions contemplated by this Agreement and such brokers shall be paid by Seller, if and when this transaction closes, the aggregate commission of ten percent (10.0%) of the Purchase Price, (five percent [5.0%] to THE STZ COMPANY and five percent [5.0%] to BAUMGARTNER and BENNETT REALTY). Other than such brokerage commission, Buyer and Seller represent and warrant to each other that they have dealt with no broker in connection with the transactions contemplated by this Agreement. Each party agrees to defend, indemnify and hold the other harmless from and against any and all expense, cost, damage or liability resulting from the claims of any brokers, other than those set forth above, those claiming to be brokers or those claiming to have performed services in the nature of brokerage services for either one of the parties.

     14.  WARRANTIES OF SELLER.

     Seller represents and warrants that:

          (a) Seller has full authority and lawful right to enter into and execute this Agreement and, when delivered to Buyer, the same shall constitute the binding obligation of Seller and all of the owners of the Property;

          (b) There are no actual or threatened suits, actions or proceedings with respect to the Property for condemnation or otherwise;

          (c) No part of the Property is leased to any person and no person has any right, title or interest in or to, or any security interest or lien or other encumbrance on the

     Property;

          (d) There are no violations or notices of violations of any federal, state, county or municipal building, zoning, land use, health, safety, environmental protection or other ordinances, laws, rules or regulations affecting the Property, and Seller knows of no condition or state of facts that would constitute or form the basis of any such violation.

          (e) Seller shall not impose any further covenants or restrictions or matters or grant or retain any easements, except as noted on Exhibit A attached hereto, which would restrict or interfere with Buyer's intended use of the Property.

     15. WARRANTIES OF BUYER. Buyer represents and warrants that:

          (a) Buyer has full authority and lawful right to enter into and execute this Agreement and, when delivered to Seller, the same shall constitute the binding obligation of Buyer.

          (b) There are no threatened or pending legal actions, suits or proceedings which would prevent Buyer from consummating the transactions contemplated by this Agreement in accordance with the terms hereof.

     16.  CONDEMNATION.

     If at any time or from time to time during the term of this Agreement any proceedings shall be contemplated, commenced, or consummated for the taking of a part or all of the Property for public or quasi-public use pursuant to the power of eminent domain or otherwise, then Seller shall forthwith give notice thereof to Buyer. Such notice of any such taking shall, if possible, be accompanied by a sketch of the portion of the Property which will be affected by any such taking and a metes and bounds description delineating the area to be affected. If any such taking or contemplated taking shall occur or be commenced, then this Agreement shall be deemed terminated and the Deposit shall forthwith be returned to Buyer by Escrow Agent and neither party shall have any further obligation under this Agreement to the other. Notwithstanding the provisions of the preceding sentence, if Buyer shall so elect, in its sole and absolute discretion, within ten (10) days of receipt by Buyer of Seller's notice of such taking, then Buyer may continue this Agreement in full force and effect. Such election shall be made by giving written notice thereof to Seller within such ten (10) day period. If Buyer shall so elect to proceed with the performance of this Agreement, then Seller shall, and does hereby, assign as of the Closing Date any and all awards and other compensations for any such taking to Buyer, and Seller further agrees, at the closing, to execute and deliver such documents as may be required to effect such assignment.

     17.  DEFAULT.

     After delivery of the Notice of Exercise, a default by either party in the performance of its obligations to the other shall be governed by the following provisions:

          (a) If the sale of the Property is not consummated by reason of Buyer's failure or refusal to perform one or more of its obligations under this Agreement, Seller shall have the right, after demand upon Buyer and Buyer's failure or refusal to comply therewith, to terminate this Agreement and retain the Deposit as liquidated damages in which event this Agreement shall terminate, Escrow Agent shall pay the Earnest Money Deposit to Seller and neither party shall have any further obligation or liability to the other.

          (b) If the sale of the Property is not consummated by reason of Seller's failure or refusal to perform one or more of the covenants, warranties, conditions and representations under this Agreement, Buyer shall have the right, after demand upon Seller and Seller's failure or refusal to comply therewith, to terminate this Agreement and thereupon the Deposit shall be promptly returned by Escrow Agent to Buyer and the parties shall be released of any and all further

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     obligations  hereunder  or Buyer  may  seek  specific  performance  of this
     Agreement.

     18.  NOTICES.

     All notices, demands, requests, instructions or other communications to be given or made under this Agreement shall be in writing and delivered by mail or messenger to Buyer's Notice Address, if to Buyer, or to Seller's Notice Address, if to Seller, or to such other person or address as may be designated by written notice given by either party to the other. Any such notice, demand, request, instruction or other communication shall be deemed to have been given or made only if hand delivered or mailed, addressed as set forth above, by certified or registered mail, return receipt requested.

     19.  ESCROW AGENT.

     Escrow Agent is authorized to hold the Deposit in escrow and disburse it at closing in accordance with the terms and conditions of this Agreement. In the event Escrow Agent is in doubt as to its duties or liabilities under the provisions of this Agreement, Escrow Agent may, in its sole discretion, continue to hold the Deposit until the parties agree to disbursement thereof, or until the judgment of a court of competent jurisdiction shall determine the rights of the parties thereto, or Escrow Agent may place the Deposit in the registry of the Circuit Court of Duval County, Florida, and, upon notifying all parties to such action, all liability on the part of Escrow Agent shall fully cease and terminate, except to the extent of accounting for any moneys theretofore delivered out of escrow. In the event of a suit between Buyer and Seller in which Escrow Agent is made a party, or in the event of any suit in which Escrow Agent interpleads the Deposit, Escrow Agent shall be entitled to recover reasonable attorney's fees and costs incurred, the fees and costs to be charged and assessed as court costs against the losing party. The parties agree that Escrow Agent shall not be liable to any party or person whomsoever for misdelivery of the Deposit to Buyer or Seller, unless misdelivery shall be due to willful breach of this Agreement or gross negligence on the part of Escrow Agent.

     20.  MISCELLANEOUS.

          (a) Possession of the Property shall be delivered to Buyer at the Closing.

          (b) This Agreement may not be transferred, assigned or sold by Buyer without the prior written consent of Seller.

          (c) This Agreement and any exhibits attached hereto contain the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties respecting such matters. No claim or waiver, modification or amendment, consent or acquiescence with respect to any of the provisions hereof shall be made against Buyer or Seller except on the basis of a written instrument duly executed by the parties sought to be bound thereby.

          (d) This Agreement and its interpretation, performance and enforcement shall be governed by the laws of the State of Florida.

          (e) This Agreement shall be binding upon the parties hereto and their heirs, successors, transferees and assigns.

          (f) The invalidity of any one or more of the provisions of this Agreement shall in no way effect any of the other provisions hereof which shall remain in full force and effect.

          (g) Time is of the essence of this Agreement.

          (h) All covenants, agreements, representations and warranties of the parties hereto shall survive the closing.

          (i) Neither this Agreement nor any assignment of it may be recorded with the Clerk of the Circuit Court of the county in which the Property is located.

          (j) If this Agreement is not executed by the Seller and Buyer on or before 5:00 PM on May 5, 1997, and an executed counterpart thereof delivered to Escrow Agent by 12:00 Noon on May 7, 1997, the aforesaid Deposit shall be, at the option of either party, returned to the Buyer and this Agreement shall be null and void.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year written below.


DATE EXECUTED BY BUYER:


April 29, 1997                          FAMILY STEAK HOUSES OF FLORIDA,
                                        INC.


                                        By: /s/ LEWIS E. CHRISTMAN, JR.
                                            -------------------------------
                                            Lewis E. Christman, Jr.,
                                            President and CEO

DATE EXECUTED BY SELLER:


May 22 , 1997                           /s/ WYMAN B. ATKINS
                                        -----------------------------------
                                        WYMAN B. ATKINS



                                        ROBERT L. EDENS, JR.
                                        -----------------------------------
                                        ROBERT L. EDENS, JR.

                                   Exhibit "A"


                                [GRAPHIC OMITTED]


                          PRELIMINARY SITE: ORLANDO, FL
                        PARKING SPACES at the corners of
                     North Amelia Ave. & International Blvd.